                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240. 14a-11(c) or Section 240. 14a-12

                            U. S. HOME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             U.S. HOME CORPORATION
                                10707 CLAY ROAD
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863

                                [U.S. HOME LOGO]

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 12, 1999

Dear Stockholders:

     On behalf of the officers and directors of U.S. Home Corporation (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, April 21, 1999, at the Company's headquarters located at 10707 Clay Road, Houston, Texas.

     At the meeting, stockholders of the Company (the "Stockholders") will be asked to consider and act upon the election of directors and ratification of auditors. Stockholders are also being requested to consider and approve the Company's 1998 Key Employees Restricted Stock Plan. These matters are described in the formal Notice of Meeting and in the accompanying Proxy Statement.

     The Board of Directors of the Company unanimously recommends that all Stockholders vote in favor of each proposal. Your vote is important regardless of the number of shares you own. We strongly encourage all Stockholders to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

                                            Sincerely,

                                            /s/ ROBERT J. STRUDLER

                                            Robert J. Strudler
                                            Chairman and Co-Chief
                                            Executive Officer

                                [U.S. HOME LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1999

                             ---------------------

     The Annual Meeting of the Stockholders of U.S. Home Corporation (the "Company") will be held on Wednesday, April 21, 1999, at 10:00 a.m., local time, at the Company's headquarters located at 10707 Clay Road, Houston, Texas for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

     1. Election of directors.

     2. Approval of the Company's 1998 Key Employees Restricted Stock Plan.

     3. Ratification of the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1999.

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on March 1, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            RICHARD G. SLAUGHTER
                                            Secretary

March 12, 1999

                             U.S. HOME CORPORATION
                                10707 CLAY ROAD
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders of U.S. Home Corporation (the "Company") and a form of Proxy (the "Proxy") for such meeting solicited by the Board of Directors of the Company (the "Board"). The Board has fixed the close of business on March 1, 1999 as the record date (the "Record Date") for the determination of stockholders of the Company (the "Stockholders") who are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof (the "Meeting"). The holders of a majority of the aggregate outstanding shares of common stock, $.01 par value per share, of the Company (the "Common Stock") present in person or represented by Proxy and entitled to vote shall constitute a quorum at the Meeting.

     As of the Record Date, there were outstanding 13,305,129 shares of Common Stock, the holders of which are entitled to one vote per share.

     A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company. Any Stockholder attending the Meeting may vote in person and by doing so revokes any Proxy previously submitted by him or her. With respect to Proposal 1, unless authority to vote for all nominees for director or any individual nominee is withheld, all the shares of Common Stock represented by the Proxy will be voted for the election as director of the nominees set forth in this Proxy Statement. Where a Stockholder has specified a choice on his or her Proxy with respect to other proposals or matters, that direction will be followed. If no direction is given, all of the shares of Common Stock represented by the Proxy will be voted in favor of such proposal or matter. However, shares of Common Stock represented by Proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes; shares of Common Stock held by brokers in "street name" and not voted by them will not be counted in tabulating votes.

     The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of Common Stock. Officers and other employees of the Company may solicit Proxies personally and by telephone. In addition, the Company has retained D.F. King & Co., Inc., to aid in the solicitation of Proxies from brokers, nominees and institutional holders for a fee of $6,500, plus out-of-pocket expenses.

     The Annual Report of the Company for the year ended December 31, 1998, containing audited financial statements for such year, is enclosed with this Proxy Statement.

     This Proxy Statement and the enclosed Proxy are being sent to Stockholders on or about March 12, 1999.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO:

                 PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that all directors serve for one-year terms, and nominations for election of all directors are made by the affirmative vote of a majority of the entire Board. The Certificate of Incorporation also provides that the number of directors constituting the entire Board is determined by a resolution adopted by a majority of the entire Board, but such number will not be less than 7 nor more than 15. The Board has adopted a resolution setting the number of directors at 10.

     The Nominating and Conflict of Interest Committee (the "Nominating Committee") of the Board will consider candidates for director recommended by Stockholders, if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidates. In addition, a Stockholder may nominate candidates for director only if such Stockholder complies with the procedures set forth in Sections 1.14 and 1.15 of the Company's Amended and Restated By-Laws (the "By-Laws"). The By-Laws require
(i) such recommendations to be submitted in writing to the Secretary of the Company not less than 90 days prior to the first anniversary of the preceding year's annual meeting, giving all information relating to such recommended candidates required to be disclosed in solicitations of proxies for election of directors, the background and qualifications of the candidates and certain information relating to the Stockholders making such recommendations specified in Sections 1.14 and 1.15 of the By-Laws and (ii) such Stockholders to deliver, or otherwise cause to be delivered, to all Stockholders certain information relating to the recommended candidates specified in Sections 1.14 and 1.15 of the By-Laws not less than 30 days prior to the date of the annual meeting.

     The following persons, comprising all of the current directors (the "Directors"), have been nominated for reelection at the Meeting to serve until the annual meeting of Stockholders in 2000, and until their successors are elected and qualified:

                                  Glen Adams
                                  Steven L. Gerard
                                  Kenneth J. Hanau, Jr.
                                  Isaac Heimbinder
                                  Malcolm T. Hopkins
                                  Charles A. McKee
                                  George A. Poole, Jr.
                                  Herve Ripault
                                  James W. Sight
                                  Robert J. Strudler

     Unless authority to vote for the election of all nominees for Director or any individual nominee is specifically withheld by appropriate designation on the Proxy, it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election as Directors of the persons named above.

     All nominees have consented to serve, if so elected. The Company does not anticipate that any of the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying Proxy to vote for the election of such other person or persons as the Nominating Committee may designate.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE DIRECTOR NOMINEES NAMED HEREIN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The election of Directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting.

                             NOMINEES FOR DIRECTOR

                                               SERVED AS
            NAME, AGE, PRINCIPAL               DIRECTOR                 BOARD COMMITTEE
     OCCUPATION, OTHER DIRECTORSHIPS(1)          SINCE                     MEMBERSHIP
     ----------------------------------        ---------                ---------------
Glen Adams (60 yrs.).........................    1993      Finance; Nominating and Conflict of
  Private investor and a director of certain                 Interest
  companies(2)
Steven L. Gerard (53 yrs.)...................    1993      Compensation and Stock Option; Finance
  Chairman and Chief Executive Officer of
  Great Point Capitol, Inc.(3)
Kenneth J. Hanau, Jr. (72 yrs.)..............    1976      Audit; Compensation and Stock Option;
  Chairman of K&H Corrugated Case                            Executive
  Corporation(4)
Isaac Heimbinder (55 yrs.)...................    1984      Executive
  President, Co-Chief Executive Officer and
  Chief Operating Officer of the Company(5)
Malcolm T. Hopkins (71 yrs.).................    1993      Audit; Executive
  Private investor and a director of several
  companies(6)
Charles A. McKee (80 yrs.)...................    1978      Audit; Compensation and Stock Option
  Former Chairman and Chief Executive Officer
  of Electrolux Corporation(7)
George A. Poole, Jr. (67 yrs.)...............    1993      Audit; Nominating and Conflict of Interest
  Private investor and a director of several
  companies(8)
Herve Ripault (58 yrs.)......................    1982      Finance; Nominating and Conflict of
  Associate of Optigestiom S.A., a French                    Interest
  fund management company(9)
James W. Sight (43 yrs.).....................    1993      Compensation and Stock Option; Finance;
  Private investor and a director of several                 Nominating and Conflict of Interest
  companies(10)
Robert J. Strudler (56 yrs.).................    1984      Executive
  Chairman and Co-Chief Executive Officer of
  the Company(11)

---------------

 (1) Unless otherwise indicated, Directors have held the position with the Company or have been engaged in the principal occupation indicated for at least five years.

 (2) Mr. Adams has been a private investor and a director of several companies since August 15, 1996. Mr. Adams was previously Chairman, President and Chief Executive Officer of Southmark Corporation from August 1990 until August 15, 1996. Southmark Corporation, a real estate and financial services company, was engaged in the liquidation of its assets pursuant to a Chapter 11 plan of reorganization which became effective in August 1990. Prior to joining Southmark, Mr. Adams served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company, a sugar manufacturer, from 1986 to 1989 during its bankruptcy case. He previously served from 1983 to 1986 as Vice President and General Counsel of Hunt International Resources Corp., a holding company for Great Western and other entities. Mr. Adams serves as a director of Zale Corporation.

 (3) Mr. Gerard is the Chairman and Chief Executive Officer of Great Point Capitol, Inc. Mr. Gerard was previously Chairman and Chief Executive Officer of Triangle Wire & Cable Inc., a major manufacturer of electrical wire and cable products, and its successor, Ocean View Capital, Inc., from September 1992 to July 31, 1997. Mr. Gerard was previously Chief Executive Officer and Director of Mountleigh Group,

     PLC ("Mountleigh"), a London-based company engaged in property management and retailing, from April 1992 to July 1992. Mr. Gerard was hired in connection with the restructuring of Mountleigh. In connection with the restructuring, Mountleigh was placed in U.K. receivership on May 23, 1992. From July 1990 until April 1992, Mr. Gerard was a Senior Managing Director of Citibank, N.A. ("Citibank"), responsible for credit, portfolio and risk management for Citibank's corporate and investment banking activities in the United States, Japan, Europe and Australia; from August 1987 to July 1990, he was Division Executive for the National Corporate Finance Division of Citibank and prior thereto, he was the Senior Corporate Workout Officer of the Institutional Recovery Management Division of Citibank. Mr. Gerard is also a director of Banner Aerospace, Inc.

 (4) Mr. Hanau is Chairman of K&H Corrugated Case Corporation, a manufacturer of corrugated packaging materials, located in Walden, New York, and has been associated with that company for more than five years. Mr. Hanau is also a director of Cosco Industries and Tinque, Brown, Inc.

 (5) Mr. Heimbinder has served as President, Co-Chief Executive Officer and Chief Operating Officer of the Company since April 26, 1995; prior thereto he had been President and Chief Operating Officer of the Company since May 12, 1986.

 (6) Mr. Hopkins has been a private investor and a director of several companies for more than the past five years. He served as Vice Chairman and Chief Financial Officer of the former St. Regis Corporation, a paper and forest products company with interests in oil and gas and insurance, from 1980 to 1984. Mr. Hopkins is a director of Columbia Energy Group, The Metropolitan Series Fund, Inc., Great Lakes Pulp & Fibre Company and Gemini Air Cargo, Inc. Mr. Hopkins is also a trustee of State Street Research & Management Company.

 (7) Mr. McKee retired as Chairman and Chief Executive Officer of Electrolux Corporation, a manufacturer of vacuum cleaners and floor care products, located in Stamford, Connecticut, on June 30, 1983 and as Executive Vice President and Director of Sara Lee Corporation (formerly Consolidated Foods Corporation) on October 31, 1983 after having served in such capacities for more than five years. Mr. McKee is a director of Magnetic Analysis Corp.

 (8) Mr. Poole has been a private investor for more than the past five years. Mr. Poole serves as a director of Anacomp, Inc. and Harvard Industries, Inc.

 (9) Mr. Ripault has been an Associate of Optigestiom S.A., a French fund management company, since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye - Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with such firm from June 1985 until his retirement. Mr. Ripault was associated with Societe des Maisons Phenix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President -- Finance.

(10) Mr. Sight has been a private investor for more than the past five years. He has also served as Vice President and a director of Sight Leasing Co. Inc., a car leasing company, from 1978 until its dissolution in December 1992. Mr. Sight served as Co-Chairman and a director of Metro Airlines, Inc., a former regional feeder airline from December 1992 until its liquidation in 1995. Mr. Sight is also a director of United Recycling Industries and Westmoreland Coal Co.

(11) Mr. Strudler has served as Chairman and Co-Chief Executive Officer of the Company since April 26, 1995; and prior thereto he had been Chairman and Chief Executive Officer of the Company since May 12, 1986. Mr. Strudler also served as a director of the Company from January 27, 1983 until March 22, 1984.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The committees of the Board include the following:

     The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee also reviews the fees of the independent public accountants, and reviews and approves the annual financial statements of the Company prior to issuance of such statements. In addition, the Audit Committee reviews and approves any significant non-audit services undertaken by the Company's independent public accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems, as well as reports of the Audit Department of the Company and the management action taken in response to such reports.

     The Compensation and Stock Option Committee (the "Compensation Committee") reviews the salaries and all compensation plans for corporate officers, presidents of operations and division chairmen and presidents, and makes specific recommendations to the Board for such salaries and plans. The Compensation Committee also has the authority to administer the Company's Amended and Restated 1993 Employees' Stock Option Plan (the "1993 Employees' Stock Option Plan"), Amended and Restated 1996 Employees' Stock Option Plan (the "1996 Employees' Stock Option Plan") and 1997 Employees' Stock Option Plan (the "1997 Employees' Stock Option Plan"), including the grant of options and approval of loans to finance the purchase of shares, the Second Amended and Restated Employee Stock Payment Plan (the "Employee Stock Plan"), including the determination of the amount, allocation and vesting of shares, and the Second Amended and Restated Corporate Officers and Presidents of Operations Restricted Stock Plan (the "Restricted Stock Plan").

     The Executive Committee is empowered to exercise all powers of the full Board in the management of the business and affairs of the Company during the intervals between regular and special meetings of the Board to the extent permitted by, and subject to the limitations imposed by, the Delaware General Corporation Law, the Certificate of Incorporation and the By-Laws.

     The Finance Committee reviews and approves capital funding (debt or equity) plans for the Company and major land policies in coordination with established corporate strategic objectives, and reviews and recommends corporate strategic objectives for the Company.

     The Nominating Committee advises on compensation of directors and makes recommendations to the Board for the election of directors, the succession in the office of chief executive officer, the election of corporate officers and makes determinations concerning potential conflicts of interest involving the Company and its subsidiaries and any directors, corporate officers and beneficial owners of more than 10% of the Company's outstanding shares of Common Stock. The Nominating Committee also administers the Amended and Restated Non-Employee Directors' Stock Option Plan, the 1998 Non-Employee Directors' Stock Option Plan, the Non-Employee Director Stock Plan and the Amended and Restated Retirement Plan for Non-Employee Directors. See "Director Compensation." The Nominating Committee will consider candidates for director recommended by Stockholders, if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidates. In addition, a Stockholder may nominate candidates for director only if such Stockholder complies with the procedures set forth in Sections 1.14 and
1.15 of the By-Laws. The By-Laws require (i) such recommendations to be submitted in writing to the Secretary of the Company not less than 90 days prior to the first anniversary of the preceding year's annual meeting, giving all information relating to such recommended candidates required to be disclosed in solicitations of proxies for election of directors, the background and qualifications of the candidates and certain information relating to the Stockholders making such recommendations specified in Sections 1.14 and 1.15 of the By-Laws and (ii) such Stockholders to deliver, or otherwise cause to be delivered, to all Stockholders certain information relating to the recommended candidates specified in Sections 1.14 and 1.15 of the By-Laws not less than 30 days prior to the date of the annual meeting.

     Members of the committees of the Board are as follows: Audit
Committee -- Messrs. Hanau, Hopkins (Chair), McKee and Poole; Compensation Committee -- Messrs. Gerard, Hanau, McKee (Chair) and Sight; Executive Committee -- Messrs. Hanau (Chair), Heimbinder, Hopkins and Strudler; Finance Committee -- Messrs. Adams, Gerard (Chair), Ripault and Sight; and Nominating Committee -- Messrs. Adams (Chair), Poole, Ripault and Sight.

     During 1998, there were a total of 7 meetings of the Board, 2 meetings of the Audit Committee, 5 meetings of the Compensation Committee, 1 meeting of the Finance Committee and 2 meetings of the Nominating Committee. No meetings of the Executive Committee were held during 1998. The Company's normal practice is that committee meetings are held the day preceding the regular meetings of the Board. All of the directors attended at least 75 percent of the aggregate of the Board meetings and meetings of committees of which they were members that were held during 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the year ended December 31, 1998 were Messrs. Gerard, Hanau, McKee and Sight. No such person was an officer or employee of the Company during the year ended December 31, 1998 or was formerly an officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of annual and long-term compensation (for 1998, 1997 and 1996) awarded to, earned by, or paid to the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1998, was in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                         -----------------------------------
                                           ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                    ----------------------------------   -------------------------   -------
            (a)              (b)      (c)        (d)          (e)           (f)           (g)          (h)         (i)
                                                                         RESTRICTED    SECURITIES
                                                          OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
         NAME AND                    SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
    PRINCIPAL POSITION       YEAR    ($)(1)     ($)(2)        ($)        ($)(3)(4)       (#)(5)        ($)      ($)(6)(7)
    ------------------       ----   --------   --------   ------------   ----------   ------------   -------   ------------
Robert J. Strudler;          1998   $525,000   $834,928       $--         $    --            --        $--       $ 6,310
  Chairman and Co-Chief      1997    475,000    688,000        --              --       225,000         --        20,890
  Executive Officer          1996    440,000    628,161        --              --        30,000         --         5,010
Isaac Heimbinder;            1998   $515,000   $834,928       $--         $    --            --        $--       $ 6,310
  President, Co-Chief        1997    465,000    688,000        --              --       225,000         --        21,261
  Executive Officer and      1996    430,000    628,161        --              --        30,000         --         5,010
  Chief Operating Officer
Craig M. Johnson;            1998   $235,000   $235,000       $--         $    --        15,000        $--       $ 5,825
  Senior Vice President --   1997    210,000    210,000        --              --         5,000         --         4,725
  Community Development      1996    182,500    157,500        --          22,500         5,000         --         4,525
Gary L. Frueh;               1998   $168,750   $225,000       $--         $    --         8,000        $--       $ 6,480
  Senior Vice President --   1997    152,000    114,000        --              --         3,000         --         5,213
  Tax and Audit              1996    144,000    144,500        --          13,500         3,000         --         5,057
Chester P. Sadowski;         1998   $181,250   $150,000       $--         $    --         8,000        $--       $ 6,028
  Senior Vice President --   1997    170,000    125,000        --              --         3,000         --         4,928
  Controller and Chief       1996    164,000    107,625        --          15,375         3,000         --         4,728
  Accounting Officer

---------------

(1) Amounts shown include the dollar value of base salary (cash and non-cash) earned by the executive officers named above.

(2) Amounts shown include the dollar value of bonuses (cash and non-cash) earned by the executive officers named above, but excludes the dollar value of unvested stock awarded as described below. Pursuant to the 1998 Corporate Officers' Incentive Compensation Program (the "1998 Program"), the 1997 Corporate Officers' Incentive Compensation Program (the "1997 Program") and the 1996 Corporate Officers' Incentive Compensation Program (the "1996 Program," and together with the 1998 Program and the 1997 Program, the "Incentive Programs"), the Board, on the recommendation of the Compensation Committee, approved payment of incentive compensation to Messrs. Johnson, Frueh and Sadowski for services rendered in 1998, 1997 and 1996. Pursuant to the 1996 Program and the Employee Stock Plan, 25% of such incentive compensation was paid in Common Stock, one-half of which vested immediately and the remainder (reflected in column (f) above) of which vests two years after the end of the incentive compensation year. The payments under the 1996 Program consisted of the following:

                                                                                                      AVERAGE
                                                       VALUE OF       VALUE OF     # OF SHARES     CLOSING PRICE
                                            CASH        VESTED        UNVESTED     OF UNVESTED       OF COMMON
            YEAR             OFFICER       BONUS     COMMON STOCK   COMMON STOCK   COMMON STOCK        STOCK
            ----             -------      --------   ------------   ------------   ------------   ----------------
    1996                   Mr. Johnson    $135,000     $22,500        $22,500          797            $28.225
                           Mr. Frueh      $131,000     $13,500        $13,500          478            $28.225
                           Mr. Sadowski   $ 92,250     $15,375        $15,375          544            $28.225

    Pursuant to the Employee Stock Plan, the number of shares of Common Stock issued to each of the executives listed in the table was calculated by dividing (x) the portion of their incentive compensation payable in Common Stock by (y) the greater of (i) the average of the closing prices of the Common Stock on the New York Stock Exchange ("NYSE") for the 10 trading days immediately following release by the Company of its financial results for the applicable fiscal year, and (ii) 95% of the average of the daily last sale price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date such shares are issued. In addition to the incentive compensation received under the 1998 Program, Mr. Frueh was awarded a special bonus of $75,000 for his work in connection with the successful completion of certain federal tax matters. Payment of contractual incentive compensation to Messrs. Strudler and Heimbinder was made pursuant to the terms and conditions of their respective Second Amended and Restated Employment and Consulting Agreements. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3) The amounts shown for 1996 for Messrs. Johnson, Frueh and Sadowski include the dollar value of Common Stock that was awarded under the 1995 Program and vested on December 31, 1998.

(4) Does not include the number and value of the aggregate unvested restricted stock holdings at the end of the last completed fiscal year for the executive officers named above: each of Messrs. Strudler, Heimbinder, Johnson, Frueh and Sadowski - 11,119 shares, with a value of $369,707.

(5) Pursuant to the 1997 Employees' Stock Option Plan, options were granted to acquire shares of Common Stock to certain officers and other employees of the Company. See "Stock Options."

(6) The Company has a qualified profit sharing plan for the benefit of its employees. There were no contributions made to the profit sharing plan in 1998. The amounts shown for 1997 and 1996 are comprised of the following:
    (i) contributions to the Company's profit sharing plan; (ii) 401(k) contributions by the Company; (iii) premium for a universal life insurance policy with a cash surrender value; and certain other benefits for Messrs. Strudler ($15,680) and Heimbinder ($16,051) in 1997. The amounts shown for 1998 are comprised of the following:

                                                                                 LIFE
                                OFFICER                          401(K)    INSURANCE PREMIUM
                                -------                          ------    -----------------
        Robert J. Strudler.....................................  $4,800         $1,510
        Isaac Heimbinder.......................................  $4,800         $1,510
        Craig M. Johnson.......................................  $4,800         $1,025
        Gary L. Frueh..........................................  $4,800         $1,680
        Chester P. Sadowski....................................  $4,800         $1,228

(7) Mr. Strudler and Mr. Heimbinder are also entitled to retirement benefits under their respective Second Amended and Restated Employment and Consulting Agreements on the terms and conditions specified therein. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                                 STOCK OPTIONS

     The following table contains information concerning grants of options to acquire shares of Common Stock made during the year ended December 31, 1998 to the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1998, was in excess of $100,000:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                    RATES OF STOCK PRICE
                                                                                   APPRECIATION FOR OPTION
                                              INDIVIDUAL GRANTS                             TERM
                              -------------------------------------------------    -----------------------
            (a)                   (b)           (c)         (d)         (e)           (f)          (g)
----------------------------  ------------   ----------   --------   ----------    ----------   ----------
                                             % OF TOTAL
                               NUMBER OF      OPTIONS/
                               SECURITIES       SARS
                               UNDERLYING    GRANTED TO   EXERCISE
                                OPTIONS/     EMPLOYEES    OR BASE
                              SARS GRANTED   IN FISCAL     PRICE     EXPIRATION
            NAME                (#SH)(1)        YEAR       ($/SH)       DATE         5%($)        10%($)
            ----              ------------   ----------   --------   ----------    ----------   ----------
Robert J. Strudler..........         --           --           --           --            --           --
Isaac Heimbinder............         --           --           --           --            --           --
Craig M. Johnson............     10,000(2)       4.6%      $47.56      4/21/08      $299,118     $758,023
                                  5,000(3)       2.3%      $26.13     10/14/08        82,149      208,182
Gary L. Frueh...............      5,000(2)       2.3%      $47.56      4/21/08      $149,559     $379,011
                                  3,000(3)       1.4%      $26.13     10/14/08        49,289      124,909
Chester P. Sadowski.........      5,000(2)       2.3%      $47.56      4/21/08      $149,559     $379,011
                                  3,000(3)       1.4%      $26.13     10/14/08        49,289      124,909

---------------

(1) The purpose of the 1997 Employees' Stock Option Plan (the "Employees' Stock Option Plan") is to provide an incentive to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company, to remain in the employ of the Company and to have a proprietary interest in the Company. 500,000 shares of Common Stock have been reserved for issuance in accordance with the provisions of the Employees' Stock Option Plan.

    Options granted under the Employees' Stock Option Plan are intended to be designated as (i) "Incentive Stock Options" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), (ii) nonqualified stock options or (iii) any combination of Incentive Stock Options and nonqualified stock options. In the event that a portion of an option cannot be exercised as an Incentive Stock Option by reason of the limitations contained in Section 422 of the Tax Code, such portion will be treated as a nonqualified stock option.

    Pursuant to the Employees' Stock Option Plan, the exercise price for any Incentive Stock Option and/or a nonqualified stock option will be the closing price of the Common Stock on the NYSE on the date that such option is granted. No option granted under the Employees' Stock Option Plan may be exercised more than 10 years from the date such option is granted.

(2) As of April 21, 1998, pursuant to the Employees' Stock Option Plan, options to acquire an aggregate of 173,000 shares of Common Stock were granted to certain employees of the Company, including Messrs. Johnson, Frueh and Sadowski. The options granted to Messrs. Johnson, Frueh and Sadowski become exercisable in equal annual installments over a five year period commencing on April 21, 1999.

(3) As of October 14, 1998, pursuant to the Employees' Stock Option Plan, options to acquire an aggregate of 45,000 shares of Common Stock were granted to certain employees of the Company, including Messrs. Johnson, Frueh and Sadowski. The options granted to Messrs. Johnson, Frueh and Sadowski become exercisable in equal annual installments over a three year period commencing on October 14, 1999.

     The following table contains information concerning the exercise of stock options during the fiscal year ended December 31, 1998, and the fiscal year-end value of unexercised options by the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1998, was in excess of $100,000:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES

           (a)                  (b)          (c)                  (d)                          (e)
--------------------------  -----------    --------    -------------------------    -------------------------
                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY
                              SHARES        VALUE           OPTIONS/SARS AT              OPTIONS/SARS AT
                            ACQUIRED ON    REALIZED            FY-END(#)                    FY-END($)
           NAME             EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----             -----------    --------    -------------------------    -------------------------
Robert J. Strudler........        --            --       170,000/200,000             $1,452,350/$1,375,000
Isaac Heimbinder..........        --            --       170,000/200,000             $1,452,350/$1,375,000
Craig M. Johnson..........        --            --        22,001/19,999                $225,228/$50,827
Gary L. Frueh.............     5,000       $90,625        13,000/11,000                $102,510/$30,500
Chester P. Sadowski.......        --            --        20,000/11,000                $213,055/$30,500

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

SECOND AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENTS

     Mr. Strudler entered into an Employment and Consulting Agreement with the Company on May 12, 1986, which was amended and restated on February 9, 1999, and Mr. Heimbinder entered into a similar Employment and Consulting Agreement with the Company on May 12, 1986, which was amended and restated on February 9, 1999 (collectively, the "Employment Agreements"). The Employment Agreements provide for Messrs. Strudler's and Heimbinder's continued employment with the Company as Chairman and Co-Chief Executive Officer and President, Co-Chief Executive Officer and Chief Operating Officer, respectively, until June 20, 2001; provided, however, that, unless either the Company or Messrs. Strudler or Heimbinder, as the case may be, otherwise elects by notice in writing delivered to the other at least 90 days prior to June 20, 1999, or any subsequent anniversary thereof, such term shall be automatically extended for one additional year on June 20, 1999 (to June 20, 2002) and each subsequent anniversary thereof, unless sooner terminated by Messrs. Strudler's or Heimbinder's voluntary resignation or otherwise terminated pursuant to the terms of the applicable Employment Agreement (the "Employment Term"). Under the Employment Agreements, during 1998, Messrs. Strudler and Heimbinder were paid annual base salaries of $525,000 and $515,000, respectively, and will be paid salaries thereafter which are subject to minimum increases equal to any increase in the cost of living in the preceding year, as measured by the Consumer Price Index -- U.S. City Averages, as published by the Bureau of Labor Statistics of the United States Department of Labor and which are subject to annual review by the Board. Messrs. Strudler and Heimbinder are also to be paid incentive compensation for each fiscal year that the Company is profitable based upon a formula set forth in the Employment Agreements. Pursuant to the Employment Agreements, Messrs. Strudler and Heimbinder are entitled to receive incentive compensation equal to the sum of the following: (i) one-half ( 1/2) of one percent (1%) of the first $10,000,000 of the Company's pre-tax income for such year, plus (ii) three-fourths ( 3/4) of one percent (1%) of the next $10,000,000 of the Company's pre-tax income for such year, plus

(iii) one percent (1%) of the Company's pre-tax income for such year in excess of $20,000,000. Pursuant to the Employment Agreements, a portion of any compensation otherwise payable will be deferred if it would otherwise not be deductible by the Company because of the limitations set forth in Section 162(m) of the Tax Code. See "Report of Compensation and Stock Option Committee on Executive Compensation -- Chairman and President Compensation." In addition, Messrs. Strudler and Heimbinder agreed to serve as consultants to the Company for a period of five years after the Employment Term ceases, with consulting fees payable at 1998 rates of $149,237 and $143,267 per year, respectively, subject to cost of living adjustments, and, in the case of Mr. Strudler, will receive reimbursement of expenses for maintenance of an office and secretarial and transportation assistance in an amount not to exceed $50,000 per year. They will also be entitled to retirement benefits upon the later of attainment of age 58 or the end of the Employment Term equal to sixty percent (60%) of their highest monthly base salaries during the Employment Term. They may also elect an early retirement benefit in a reduced amount. The Company's obligation to pay these retirement benefits has been substantially provided for by annuities owned by a trust established by the Company for that purpose.

     Messrs. Strudler and Heimbinder may be terminated for cause, as defined in the Employment Agreements. If either Mr. Strudler or Mr. Heimbinder is terminated without cause during the Employment Term, he will be entitled to receive a lump sum cash payment equal to the sum of (i) the balance of the base salary which would have been paid during the remainder of the Employment Term (but not less than three years), (ii) an amount equal to bonuses earned, including any amounts deferred, in respect of the most recently completed three calendar years, (iii) the actuarial present value of retirement benefits (or, at the option of the employee, in monthly installments) under the Employment Agreement and (iv) an amount equal to any consulting fee payable under the Employment Agreement.

     If a "Control Change" (as defined below) is followed within two years by a "Material Change" (as defined below), each of Mr. Strudler and Mr. Heimbinder may terminate his employment and receive the payments referred to in clauses
(i), (ii) and (iv), as well as the normal monthly retirement payments referred to in clause (iii), of the preceding paragraph. A "Material Change" occurs if
(w) Mr. Strudler's or Mr. Heimbinder's employment is terminated without cause,
(x) Mr. Strudler's or Mr. Heimbinder's functions, duties or responsibilities are adversely changed, (y) Mr. Strudler's or Mr. Heimbinder's base salary is reduced or (z) Mr. Strudler or Mr. Heimbinder is assigned to a place of employment which is more than 10 miles from his present place of employment and which is not the corporate headquarters of the Company. In addition, if a Control Change occurs, each of Mr. Strudler and Mr. Heimbinder may terminate his employment even if a Material Change has not occurred, but will not be entitled to receive the lump sum cash payment referred to in the preceding paragraph. However, each will serve as a consultant to the Company and be compensated at the 1998 rate of $149,237 (for Mr. Strudler) or $143,267 (for Mr. Heimbinder) per annum (subject to cost of living increases) for five years thereafter, and will be entitled to payment of the normal monthly retirement benefits and certain other benefits as provided under the Employment Agreements.

     A Control Change occurs under the following circumstances: (i) a report on
Schedule 13D is filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any person has become a beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then-outstanding securities of the Company, (ii) the purchase by any person of securities pursuant to a tender offer or exchange offer to acquire any Common Stock (or securities convertible into such Common Stock), if after the consummation of the offer, such person would be the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then-outstanding securities of the Company, (iii) a consolidation or merger of the Company, approved by the Stockholders, (A) in which the Company is not the continuing or surviving corporation, (B) pursuant to which shares of Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which holders of Common Stock prior to the merger have the same proportionate ownership of Common Stock of the continuing or surviving corporation immediately after the merger as immediately before) or (C) with a corporation which prior to such consolidation or merger owned 15% or more of the cumulative voting power of the then-outstanding securities of the Company, (iv) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, approved by the Stockholders, or (v) a change of a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the

Stockholders of each new director during such 12-month period was approved by a vote of two-thirds of the directors then still in office who were on the Board at the beginning of such 12-month period.

CERTAIN OTHER CHANGE IN CONTROL ARRANGEMENTS

     On February 11, 1997, the Compensation Committee awarded options to purchase 200,000 shares of Common Stock to each of Messrs. Strudler and Heimbinder. Fifty percent of the options become exercisable on June 21, 2000 and the remaining options become exercisable on June 21, 2001. If (i) the Company elects not to extend the Employment Term (as defined above) for Messrs. Strudler or Heimbinder to June 20, 2002, (ii) Messrs. Strudler or Heimbinder's employment with the Company is terminated by the Company for any reason other than (A) for cause (as defined in the Employment Agreements) or (B) death or disability,
(iii) there has been a Material Change (as defined above) or (iv) a Control Change (as defined above) occurs, then, among other things, (1) the options and any other options already held by Messrs. Strudler or Heimbinder vest and become immediately exercisable, whether or not previously vested and exercisable and
(2) any Common Stock subject to restrictions already owned by Messrs. Strudler and Heimbinder will immediately vest and the restrictions will be of no further force.

AMENDED AND RESTATED KEY EMPLOYEES' SEVERANCE PAY PLAN

     The Board adopted the Company's Key Employees' Severance Pay Plan (the "Severance Plan") on December 6, 1996, which was amended and restated on April 22, 1998. The purpose of the Severance Plan is to encourage continuity of employment by key employees by providing them with an incentive to remain in the employ of the Company despite the potential for a change of control of the Company. The executive officers of the Company (other than Messrs. Strudler and Heimbinder) and the presidents of operations of the Company are participants in the Severance Plan. Under the terms of the Severance Plan, a participant whose employment with the Company is terminated, whether voluntarily or involuntarily other than for Cause (as defined below), within one (1) year after the occurrence of a Change of Control (as defined below) will be entitled to (i) receive an amount equal to the greater of (x) 12 months of such participant's base salary plus any bonuses received by the participant for the immediately preceding incentive year or (y) one month of such participant's base salary for each full year during which such participant was employed by the Company or its subsidiaries and (ii) continue to participate in each of the Company's employee benefit plans, policies or arrangements which provide insurance and medical benefits, on the same basis as the Company's other executive officers, for one year after the date of termination of employment. A participant whose employment with the Company is terminated by the Company other than for Cause or whose employment is Constructively Terminated (as defined below) within two years, but more than one (1) year, following a Change of Control will be entitled to (i) receive an amount equal to the greater of (a) 12 months of such participant's base salary or (b) one month of such participant's base salary for each full year during which such participant was employed by the Company or its subsidiaries and (ii) continue to participate in each of the Company's employee benefit plans, policies or arrangements which provide insurance and medical benefits, on the same basis as the Company's other executive officers, for one year after the date of termination of employment. The cash benefits under the Severance Plan described above are to be paid to a participant in a single lump sum in cash as soon as practicable (but in no event later than 30 days) after the participant's termination of employment.

     Under the Severance Plan, "Constructively Terminated" means a (i) reduction in an amount equal to or greater than 15% of a participant's base salary, (ii) material reduction in a participant's job function, duties or responsibilities or (iii) required relocation of a participant of more than 50 miles from such participant's current job location; provided, however, that the employment with the Company or its subsidiaries of a president of operations who is a participant will not be deemed to be Constructively Terminated in the event he or she is required to be a division chairman or division president with the Company or its subsidiaries and has job functions, duties or responsibilities of a division chairman or division president and/or is required to relocate in connection with such change in position; provided further, that the employment of a participant will not be deemed Constructively Terminated unless such participant actually terminates his or her employment with the Company within 60 days after the occurrence of an event specified in clauses (i), (ii) or (iii) above.

     Under the Severance Plan, "Cause" means (i) a participant's continuing willful failure to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by a participant in the performance of his or her duties, (iii) an act or acts on the part of a participant constituting a felony under the laws of the United States, or any state thereof, which results or was intended to result directly or indirectly in gain or personal enrichment by such participant at the expense of the Company or its subsidiaries or (iv) breach of any of the provisions of the Severance Plan pertaining to confidentiality and competitive activities.

     Under the Severance Plan, "Change of Control" means any of the following:
(i) a report on Schedule 13D is filed pursuant to Section 13(d) of the Exchange Act, disclosing that any person, other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company;
(ii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise whether or not the Company is the continuing or surviving entity) that results in, or is in connection with, any person, other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), acquiring beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company or of any person that possesses beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company; (iii) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person in one transaction or a series of related transactions; provided, that a transaction where the holders of all classes of the then-outstanding equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of equity of such person immediately after such transaction will not be a Change of Control under this clause (iii); (iv) the liquidation or dissolution of the Company; provided, that a liquidation or dissolution of the Company which is part of a transaction or series of transactions that does not constitute a Change of Control under the "provided" clause of clause (iii) above will not constitute a Change of Control under this clause (iv); or (v) a change of a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Stockholders of each new director during such 12-month period was approved by a vote of two-thirds of the directors then still in office who were on the Board at the beginning of such 12-month period.

                             DIRECTOR COMPENSATION

     Directors, other than those who are officers of the Company, receive the following compensation: membership on the Board -- $26,000 per annum; each committee membership -- $1,600 per annum; each committee chairmanship -- $1,600 per annum; attendance at each Board and committee meeting -- a per diem fee of $1,000. Directors who are officers of the Company receive no compensation for their services as directors.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLANS

     Under the Amended and Restated Non-Employee Directors' Stock Option Plan and the 1998 Non-Employee Directors' Stock Option Plan (collectively, the "Directors' Option Plans"), nondiscretionary grants of options are made to non-employee members of the Board. Each person who becomes a non-employee director of the Company is granted an option to acquire 5,000 shares of Common Stock at the time such person first becomes a non-employee director of the Company. On the date of each annual meeting or special meeting in lieu of annual meeting of the Stockholders, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted options to acquire 1,000 shares of Common Stock; provided, that he or she has served as a non-employee director for at least six months prior to such meeting.

     Under the Directors' Option Plans, the non-employee directors of the Company were each granted an option to acquire 1,000 shares of Common Stock immediately following the 1998 Annual Meeting of Stockholders at an exercise price of $45.22 per share.

AMENDED AND RESTATED RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

     Prior to April 23, 1997, non-employee directors were entitled to participate in the Company's Retirement Plan for Non-Employee Directors under which a non-employee director would receive a retirement benefit for the number of full months of service as a director from January 1, 1985 to the month prior to retirement. The retirement benefit is an amount equal to the annual cash retainer payable to non-employee directors at the time of such directors' retirement, payable in equal monthly installments.

     On April 23, 1997, the Board approved the Amended and Restated Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), which ceased further accruals under the Directors' Retirement Plan and gave such directors who were then participating in the Directors' Retirement Plan the right to (i) terminate participation in and surrender any and all rights to benefits under the Directors' Retirement Plan in exchange for the issuance on January 2, 1998 of a number of shares of Common Stock determined by dividing the affected participants' accrued retirement benefits under the Directors' Retirement Plan as of April 23, 1997 by $24.625 (the closing price of the Common Stock on April 23, 1997), or (ii) continue participation in the Directors' Retirement Plan with accrued retirement benefits through April 23, 1997, but without any further accruals thereafter.

     All of the non-employee directors elected to terminate participation in the Directors' Retirement Plan except for Mr. Hopkins. Mr. Hopkins will continue to participate in the Directors' Retirement Plan and shall retain his retirement benefits accrued through April 23, 1997 but will not be entitled to any further accruals. On January 2, 1998, in accordance with such election, shares of Common Stock were issued as follows: Messrs. Adams, Gerard, McDonald, Poole and
Sight -- 3,717; Mr. Hanau -- 1,118; Mr. McKee -- 2,499; and Mr.
Ripault -- 5,910.

NON-EMPLOYEE DIRECTOR STOCK PLAN

     Under the Non-Employee Director Stock Plan ("Director Stock Plan"), on the date of election as a director at each annual meeting, each participant shall receive as additional compensation for service as a director for the succeeding year the number of shares of Common Stock equal to the annual cash retainer payable to each director for such year, divided by the closing price of the Common Stock on the NYSE on the date of such election.

     Participants elected or appointed other than at an Annual Meeting will be issued a pro rata number of shares of Common Stock based upon the number of months to be served in the year between Annual Meetings. Participants who voluntarily resign or become employed by the Company prior to the April 15th which immediately follows the issuance of such shares will forfeit all such shares of Common Stock. Participants who otherwise cease to be Directors, including the death or disability of such participants, will forfeit a pro rata number of shares of Common Stock based upon the number of months served in the year between Annual Meetings. Participants may not transfer, sell, pledge, assign, encumber or otherwise dispose of shares pursuant to the Director Stock Plan until the April 15th which immediately follows the issuance of such shares, or the date on which participants cease to be directors.

     The Common Stock will be issued in the name of the participant and the participant will be entitled to all rights of a Stockholder, including the right to vote the shares and to receive any declared dividends subject to the transfer and forfeiture provisions described in the preceding paragraph.

     On April 22, 1998, in accordance with the Director Stock Plan, 1,606 shares of Common Stock were issued to each director.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's executive compensation program and makes specific recommendations to the Board for salaries, incentive bonuses and stock option plans. The Compensation Committee is composed of four independent, non-employee directors. See "Committees of the Board of Directors."

     The Company's executive compensation program (which excludes the Chairman and President of the Company, whose respective Employment Agreements provide for the terms of their base and incentive compensation) is intended to attract, retain and motivate highly qualified executives for the Company and to create an incentive to increase Stockholder value. This objective is implemented through payment of salaries and bonuses, the granting of stock options and the payment of universal life insurance premiums, as well as medical benefits, 401(k) contributions and profit sharing plan contributions which are available to employees of the Company.

     Salaries. The Compensation Committee is responsible for recommending for each fiscal year the base salary levels for the executive officers of the Company. In developing salary recommendations for the year ended December 31, 1998, the Compensation Committee reviewed the salaries paid for similar positions in similarly-sized companies which are in the same industry as the Company. The Compensation Committee confirmed that the base salaries for the executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in comparatively-sized companies by reviewing a composite compensation survey for residential builders, as well as public filings of various residential builders. Such survey and filings included various companies which were in the Company's peer group. See "Stock Performance Graph." In recommending base salary levels, the Compensation Committee also considers each executive officer's experience level, level of responsibility and potential for significant contributions to the Company's profitability and the Company's goal of retaining and motivating highly qualified executive officers in a highly competitive and mobile industry.

     Bonuses. An annual incentive bonus plan for the executive officers (other than Messrs. Strudler and Heimbinder) has been structured to provide financial incentives which are related to the Company's profitability and other goals and are utilized to recognize the executive's individual contributions to the Company. The annual bonus plan is also intended to reward executive officers for exceptional performance. Under the 1998 Program, an incentive compensation pool in an amount equal to the lesser of $850,000 or 2% of the Company's pre-tax income for the fiscal year ended December 31, 1998 has been established to be distributed to the executive officers based upon evaluation of the following factors:

     (1) A review of the profit and loss of the Company as compared to the projected profit and loss for the fiscal year as set forth in the Company's business plan.

     (2) A review of the cash flow of the Company as compared to the projected cash flow for the fiscal year as set forth in the Company's business plan.

     (3) The overall performance of the Company in comparison to competitive industry performance, taking into consideration an analysis of rates of growth, return on equity and return on sales.

     (4) The incentive bonus payments by competitors in relation to the proposed bonus payments to the Company's executive officers.

     (5) All other actions and activities by the executive officers in the fulfillment of their tasks as an officer to maximize Stockholder value.

The amount of the payments allocated to each executive officer from the incentive pool is determined by the Board (upon the recommendation of the Compensation Committee) in its sole discretion; provided that the maximum incentive compensation payable from the incentive pool to any officer for fiscal year 1998 will not exceed 75% of the base salary of such officer, except for Messrs. Johnson, Frueh and Sadowski whose maximum incentive compensation will not exceed 100% of their base salaries. An executive officer will only be entitled to receive incentive compensation from the incentive pool if the officer is employed by the Company during the entire fiscal year. See footnotes 2 and 3 to "Executive Compensation -- Summary Compensation."

     Stock Options. Long-term incentives to remain in the employ of the Company are provided through grants of stock options to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company and its subsidiaries. The amount of the awards reflect the officer's position and ability to influence the Company's overall performance. Options are intended to provide officers with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of officers with the interests of Stockholders and to attract and retain qualified employees.

     Restricted Stock Plan. In 1995, long-term incentives through grants of restricted stock were provided to key employees, including officers and presidents of operations. These restricted stock grants vest over time, including on an accelerated schedule if the Company achieves certain specified financial targets.

     Compliance with Internal Revenue Code Section 162(m). It is the policy of the Compensation Committee to structure compensation to minimize the amount that could be subject to the $1,000,000 limitation on corporate tax deductions under
Section 162(m) of the Tax Code, while maintaining flexibility to take actions which it deems to be in the best interest of the Company and its Stockholders but which may result in the payment of certain amounts that are not deductible. For the year ended December 31, 1998, Messrs. Strudler's and Heimbinder's "applicable employee remuneration" (as such term is defined in the Tax Code) each exceeded $1,000,000. Pursuant to the Employment Agreements, a portion of any compensation otherwise payable will be deferred in certain circumstances if it would otherwise not be deductible by the Company because of the limitations set forth in Section 162(m) of the Tax Code. Accordingly, payment of $353,486 and $343,292 of Mr. Strudler's and Mr. Heimbinder's compensation, respectively, was deferred.

     Chairman and President Compensation. The compensation for Mr. Strudler, the Chairman and Co-Chief Executive Officer of the Company, and Mr. Heimbinder, the President, Co-Chief Executive Officer and Chief Operating Officer of the Company, is based on their respective Second Amended and Restated Employment and Consulting Agreements dated as of February 9, 1999, upon approval by the Board (based on a recommendation of the Compensation Committee), which have been in effect since 1986, as amended from time to time. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Mr. Strudler's base salary for 1998 was $525,000 and Mr. Heimbinder's base salary for 1998 was $515,000. Such base salaries were determined by the Board (based on a recommendation of the Compensation Committee), after reviewing the base salary increases for Messrs. Strudler and Heimbinder over the past several years, the comparable salaries of chief executive officers and chief operating officers of other homebuilding companies as set forth in the composite compensation survey for residential builders employed by the Compensation Committee in determining the other executive officer compensation and public filings of various residential builders (some of which were included in the Company's peer group (see "Stock Performance Graph"), and the Company's performance during 1998. In 1998, the incentive bonus paid to Mr. Strudler was $834,928, and the incentive bonus paid to Mr. Heimbinder was $834,928, based upon a formula set forth in the Employment Agreements. Such bonuses paid include amounts deferred as described in the preceding paragraph. The compensation framework of the Employment Agreements is consistent with the Compensation Committee's policy to provide incentives to executive officers with rewards related to the Company's profitability and to recognize executive officer's individual contributions to the Company.

                                            COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                            Charles A. McKee, Chairman
                                            Steven L. Gerard
                                            Kenneth J. Hanau, Jr.
                                            James W. Sight

                            STOCK PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change during the five years ended December 31, 1998 in (i) the total Stockholder return on the Common Stock with (ii) the total return on the Standard & Poor's 500 Stock Index and (iii) the total stockholder return on the common stock of a peer group consisting of 9 companies engaged in homebuilding activities. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement periods, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by
(ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on December 31, 1993 for preparation of the graph.

                                    [GRAPH]

               Measurement Period                    U.S. Home
             (Fiscal Year Covered)                  Corporation         S&P 500          Peer Group
1993                                                           100               100               100
1994                                                         60.56            101.32             62.02
1995                                                        109.39            139.40             83.53
1996                                                         97.65            171.41             82.72
1997                                                        147.42            228.59            139.15
1998                                                        124.88            293.92            179.92

     The peer group index is composed of the following homebuilding companies:
Centex Corporation, Del Webb Corp., Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, MDC Holdings, Inc., Pulte Corporation, The Ryland Group, Inc. and Standard Pacific Corp.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's outstanding shares of Common Stock beneficially owned as of March 1, 1999, by
(i) each director of the Company, (ii) the Chairman and Co-Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer), (iii) all directors and executive officers of the Company as a group and (iv) each person who owns more than five percent of the Common Stock. All information with respect to beneficial ownership has been furnished to the Company by the parties below.

                                                                     COMMON STOCK
                                                              ---------------------------
                                                              NUMBER OF SHARES   PERCENT
                     BENEFICIAL OWNERS                          (1)(2)(3)(4)     OF CLASS
                     -----------------                        ----------------   --------
Glen Adams..................................................        15,323            *
Steven L. Gerard............................................        15,323            *
Kenneth J. Hanau, Jr........................................        15,514            *
Isaac Heimbinder............................................       217,273(5)      1.63%
Malcolm T. Hopkins..........................................        13,606            *
Charles A. McKee............................................        27,930(6)         *
George A. Poole, Jr.........................................        22,323            *
Herve Ripault...............................................        20,881            *
James W. Sight..............................................        12,823            *
Robert J. Strudler..........................................       211,983(7)      1.59%
Gary L. Frueh...............................................        31,162            *
Craig M. Johnson............................................        46,568            *
Chester P. Sadowski.........................................        37,248            *
All directors and executive officers of the Company as a
  group (17 persons)........................................       787,923         5.92%
First Union Corporation
  One First Union Center
  Charlotte, NC 28288(8)....................................       751,615         5.65%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109(9).......................................       826,745         6.21%
Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109(10)......................................     1,197,695          9.0%

---------------

  *  Less than 1%.

 (1) Includes options which are fully exercisable pursuant to the Company's Employees' Stock Option Plans for the following number of shares of Common
     Stock: Mr. Heimbinder -- 170,000; Mr. Strudler -- 170,000; Mr.
     Johnson -- 22,001; Mr. Frueh -- 13,000; Mr. Sadowski -- 20,000; and all executive officers of the Company as a group -- 442,795.

 (2) Includes shares of Common Stock issued in connection with the Employee Stock Plan. See "Executive Compensation -- Summary Compensation Table." The number of shares of Common Stock issued pursuant to the Employee Stock Plan for 1996 incentive compensation was Mr. Johnson -- 1,594; Mr. Frueh -- 957; Mr. Sadowski -- 1,089; and all executive officers of the Company as a group -- 5,992. The number of shares of Common Stock issued pursuant to the Employee Stock Plan for 1998 incentive compensation for all executive officers of the Company as a group was 505 with an approximately equal number of shares of Common Stock credited to all executive officers of the Company as a group, for 1998 that have not yet vested under the Employee Stock Plan.

 (3) Includes shares of Common Stock issued but not yet vested in connection with the Restricted Stock Plan. See "Executive Compensation -- Summary Compensation Table." The number of shares of Common Stock issued pursuant to the Restricted Stock Plan are as follows: Messrs. Heimbinder,

     Strudler, Johnson, Frueh and Sadowski each received 11,119 shares; and all executive officers of the Company as a group received 90,413 shares. Does not include shares to be issued under the 1998 Key Employees Restricted Stock Plan if approved by Stockholders. See "1998 Key Employees Restricted Stock Plan -- New Plan Benefits."

 (4) Includes fully exercisable options granted pursuant to the Directors' Plan to acquire the following number of shares of Common Stock: Mr.
     Adams -- 10,000; Mr. Gerard -- 10,000; Mr. Hanau -- 12,500; Mr.
     Hopkins -- 10,000; Mr. McKee -- 12,500; Mr. Poole -- 10,000; Mr.
     Ripault -- 12,500; and Mr. Sight -- 10,000.

 (5) Excludes 8,196 shares of Common Stock held in trust for Mr. Heimbinder's children and 2,500 shares of Common Stock held in a family foundation. Mr. Heimbinder disclaims beneficial ownership of such shares.

 (6) Excludes 775 shares of Common Stock owned by Mr. McKee's wife. Mr. McKee disclaims beneficial ownership of such shares.

 (7) Excludes 100 shares of Common Stock held in trust for Mr. Strudler's son. Mr. Strudler disclaims beneficial ownership of such shares.

 (8) First Union Corporation ("First Union") beneficially owns shares through its subsidiaries Evergreen Asset Management Corporation, Lieber & Company and Wheat First Securities, Inc. in their capacity as investment advisors for mutual funds and other clients who beneficially own such shares; and First Union National Bank which holds shares in a fiduciary capacity for its customers. First Union has sole power to vote or to direct the vote of 664,400 shares; shared power to vote or to direct the vote of 86,525 shares; the sole power to dispose or to direct the disposition of 661,060 shares; and the shared power to dispose or direct the disposition of 87,055 shares.

 (9) FMR Corp. beneficially owns, through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), as an investment advisor to various investment companies (the "Funds"), 815,845 shares (6.13% of the Common Stock). Edward C. Johnson 3d ("Johnson"), as chairman and FMR through its control of Fidelity, and the funds each has sole power to dispose of the 815,845 shares owned by the Funds. Neither Johnson nor FMR has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR, is the beneficial owner of 10,900 shares as a result of its serving as investment manager of institutional accounts. Johnson and FMR, through its control of FMTC, each has sole voting and dispositive power over 10,900 shares owned by the institutional accounts.

(10) Wellington Management Company, LLP ("WMC") beneficially owns, in its capacity as an investment advisor, shares which are owned of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of the Common Stock except for Vanguard Windsor Fund. WMC has shared power to vote or to direct the vote of 900 shares of Common Stock and shared power to dispose or direct the disposition of 1,197,695 shares of Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any reporting person, as defined in Item 405 of Regulation S-K, that failed to file on a timely basis, reports required by
Section 16(a) of the Exchange Act except as follows: Mr. Hanau was one day late in reporting the conversion of 102 Class B Warrants into Common Stock. Mr. Sight was five days late in reporting the open market sale of 2,500 shares of Common Stock. Mr. Frueh was 30 days late in reporting the open market sale of 3,847 shares of Common Stock and the exercise of stock options for 5,000 shares of Common Stock.

                    1998 KEY EMPLOYEES RESTRICTED STOCK PLAN
                                  (PROPOSAL 2)

     On June 10, 1998, the Board adopted the Company's 1998 Key Employees Restricted Stock Plan (the "1998 Restricted Stock Plan") for the purpose of providing corporate officers, presidents of operations and division presidents an incentive to provide services to the Company over a long period of time and to enhance the level of performance of the Company by awarding such employees shares of Common Stock subject to certain vesting requirements. There are 120,000 shares of Common Stock reserved for issuance under the 1998 Restricted Stock Plan.

     The full text of the 1998 Restricted Stock Plan is set forth as Exhibit A to this Proxy Statement. The principal features of the 1998 Restricted Stock Plan are summarized below.

     There are 47 eligible employees, including 33 division presidents, five presidents of operations and nine corporate officers, who will receive shares of Common Stock under the 1998 Restricted Stock Plan.

     The 1998 Restricted Stock Plan will be effective upon approval by the Stockholders; and at such time each corporate officer and president of operations will be awarded and issued 5,000 shares of Common Stock and each division president will be awarded and issued 1,000 shares of Common Stock.

     Commencing on the date in 2003 on which the Company releases its financial results for the previous fiscal year (a "Vesting Date"), subject to the forfeiture provisions and accelerated vesting provisions contained in the 1998 Restricted Stock Plan, 30% of the shares of Common Stock awarded shall vest. For each year thereafter on the Vesting Date, an additional 10% of the shares of Common Stock awarded shall vest. The shares of Common Stock awarded to each employee will vest on an accelerated basis if the Company's earnings per share reaches predetermined levels specified in the 1998 Restricted Stock Plan. Pursuant to these acceleration provisions, all of the shares of Common Stock may vest as early as the Vesting Date in 2000.

     In the event an employee is not employed by the Company on or prior to December 31 of any year which is immediately prior to any Vesting Date, due to voluntary termination or termination for Cause (as defined in the 1998 Restricted Stock Plan), all of the then unvested shares of Common Stock and all rights arising from such shares of Common Stock shall be forfeited by such employee and returned to the Company. If the employee's employment is terminated without Cause prior to January 1, 2003, 20% of the shares of Common Stock shall be vested upon termination. If there is a Change of Control (as defined in the 1998 Restricted Stock Plan), all shares shall become fully vested. If the employee's employment termination is due to death, disability or retirement with 20 years of service, the Administrator (as defined below) has the authority, at its sole discretion, to vest as many shares of Common Stock as it deems appropriate based upon the employee's performance.

     Shares of Common Stock will not be provided to the employee on vesting unless and until the amount of Federal, state or local taxes required to be withheld has been paid or otherwise satisfied. Tax withholding liabilities may be satisfied by relinquishing shares vesting pursuant to the Restricted Stock Plan, valued at the market price on the date such shares would be released to the employee.

     The Common Stock will be issued in the name of the employee but will be held in escrow for the benefit of the employee pending vesting or forfeiture. The employee will have voting rights prior to vesting and be entitled to receive any declared dividends.

     The 1998 Restricted Stock Plan will be administered by the Compensation Committee, comprised of at least three members, all of whom are to be "disinterested persons" for purposes of Rule 16b-3 of the Exchange Act (the "Administrator").

     The Board may at any time terminate, amend or modify the Restricted Stock Plan in any respect it deems suitable; provided, however, that no amendment, modification or termination of the Restricted Stock Plan (A) may in any manner adversely affect any unvested Common Stock theretofore awarded under the 1998 Restricted Stock Plan without the consent of the employee to whom Common Stock has been awarded or (B) modify the allocation of shares issued to the employees designated by the Administrator.

     Under the present provisions of the Tax Code, the Federal income tax consequences of the 1998 Restricted Stock Plan should be as follows:

     There is no Federal tax liability to an employee until the shares of Common Stock vest with the employee, at which time the current market value of the shares will constitute ordinary income (an employee could elect to be taxed at the time of award based upon the value of the shares, however, such an election is not anticipated). Dividends received during the restricted period are taxed to the employee as ordinary income. Stock appreciation after the restrictions lapse is taxed as capital gain upon the employee's sale of the shares of Common Stock.

     The following table sets forth the benefits and amounts to be received or allocated to executive officers, all executive officers as a group, all non-employee directors as a group and all non-executive employees as a group under the 1998 Restricted Stock Plan if such plan is approved by the Stockholders at the Annual Meeting.

                               NEW PLAN BENEFITS

                                                              1998 RESTRICTED STOCK PLAN
                                                              --------------------------
                                                                DOLLAR          NUMBER
                                                               VALUE(1)        OF UNITS
                                                              -----------      ---------
Robert J. Strudler Chairman and Co-Chief Executive
  Officer...................................................  $  166,250         5,000
Isaac Heimbinder President, Chief Operating Officer and
  Co-Chief Executive Officer................................  $  166,250         5,000
Craig M. Johnson Senior Vice President -- Community
  Development...............................................  $  166,250         5,000
Gary L. Frueh Senior Vice President -- Tax and Audit........  $  166,250         5,000
Chester P. Sadowski Senior Vice President -- Controller and
  Chief Accounting Officer..................................  $  166,250         5,000
All Executive Officers as a Group...........................  $1,496,250        45,000
Non-Employee Directors......................................     (2)             (2)
Non-Executive Employees.....................................  $1,895,250        57,000

---------------

(1) Dollar values set forth above are based upon the closing price of the Common Stock on the NYSE on the last day of trading in 1998 ($33.25 per share of Common Stock).

(2) Non-Employee Directors do not participate in the 1998 Restricted Stock Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 RESTRICTED STOCK PLAN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting is required for approval of Proposal 2.

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP AS AUDITORS
                                  (PROPOSAL 3)

     The Board, upon recommendation of the Audit Committee, has appointed, subject to ratification by Stockholders, the firm of Arthur Andersen LLP, independent public accountants, to examine the financial statements of the Company for 1999. Arthur Andersen LLP has been employed by the Company as its independent auditors for more than 25 years. Stockholders are asked to ratify the action of the Board in making such appointment.

     Representatives of Arthur Andersen LLP will attend the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock cast thereon is required for the ratification of the appointment of auditors.

                                 OTHER BUSINESS

     Management of the Company knows of no business to be brought before the Meeting other than the election of directors, the adoption of the 1998 Key Employees Restricted Stock Plan and ratification of the appointment of auditors as set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares of Common Stock represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

                             STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2000 ("2000 Annual Meeting") must be received by the Company on or before November 13, 1999 and otherwise be made in accordance with the By-Laws in order to be included in the Proxy Statement and Proxy for that meeting. Proxies solicited on behalf of the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2000 Annual Meeting, unless the Secretary of the Company receives written notice on or before January 22, 2000, that such stockholder intends to submit a proposal at such meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON.

                                            On Behalf of the Board of Directors

                                            RICHARD G. SLAUGHTER
                                            Secretary

Houston, Texas
March 12, 1999

                                                                       EXHIBIT A

                             U.S. HOME CORPORATION

                    1998 KEY EMPLOYEES RESTRICTED STOCK PLAN

1. PURPOSE.

     The purpose of the U.S. Home Corporation Key Employees Restricted Stock Plan (the "Plan") is to create incentives for the corporate officers, presidents of operations and division presidents of U.S. Home Corporation (the "Company") to provide services to the Company over a long period of time and to enhance the level of performance of the Company by awarding such employees shares of Stock (as defined herein) subject to certain vesting requirements.

2. ADMINISTRATION.

     (a) A committee (the "Committee"), which shall initially be the Compensation and Stock Option Committee of the board of directors of the Company (the "Board"), and which will be comprised of at least three members of the Board, all of whom are "disinterested persons" (as defined below), will (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the Stock issued thereunder as it may deem necessary or advisable. The members of the Committee may be appointed from time to time by the Board and serve at the pleasure of the Board. The Committee will hereinafter be referred to as the "Administrator."

     (b) For the purposes of this Section 2, a "disinterested person" is a person who, on a given date, is disinterested within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3. STOCK.

     The stock which is the subject of the Plan will be the shares of common stock of the Company, $.01 par value per share (the "Stock"), whether authorized and unissued or treasury stock. The total number of shares of Stock which may be issued under the Plan will not exceed, in the aggregate, 120,000.

4. AWARD OF STOCK.

     (a) All of the corporate officers, presidents of operations and division presidents of the Company listed on Schedule A attached hereto (each an "Employee" and collectively, "Employees"), shall be eligible to receive Stock in accordance with the terms hereof.

     (b) In consideration of future services to be provided by each Employee to the Company, each corporate officer and president of operations shall be awarded 5,000 shares of Stock and each division president will be awarded 1,000 shares of stock.

     (c) The Administrator shall have the right pursuant to the terms hereof to award Stock to any individual who becomes a corporate officer, president of operations or division president of the Company after the effective date of the Plan. The Administrator shall make such award substantially in accordance with the terms of the Plan, including the vesting requirements contained in Section 5 hereof, but shall be permitted to award a smaller number of shares of Stock based on the date on which the individual commences employment as a corporate officer, president of operations or division president of the Company.

5. VESTING

     (a) On each Vesting Date, unless all shares of Stock awarded to each Employee shall have previously vested with each Employee and subject to the forfeiture provisions contained herein, a percentage of the shares of Stock awarded hereunder to each Employee shall vest with each Employee such that the cumulative percentage of total shares of Stock vested with each Employee shall be the greatest of the applicable percentages set forth below:

     (i)  (A)  30% as of the Vesting Date in the year 2003;
        (B)  40% as of the Vesting Date in the year 2004;
        (C)  50% as of the Vesting Date in the year 2005;
        (D)  60% as of the Vesting Date in the year 2006;
        (E)  70% as of the Vesting Date in the year 2007;
        (F)  80% as of the Vesting Date in the year 2008;
        (G)  90% as of the Vesting Date in the year 2009;
        (H)  100% as of the Vesting Date in the year 2010;

     (ii) If, the Earnings per Share (as defined herein) for a fiscal year ending on or before December 31, 2001 is:
        (A)  greater than $6.74 and less than or equal to $6.99, then 25%;
        (B)  greater than $6.99 and less than or equal to $7.49, then 50%;
        (C)  greater than $7.49, then 100%

          provided, however, that no Employee shall be required to forfeit any shares of Stock previously vested hereunder.

     For purposes hereof, "Earnings per Share" means the "Diluted Earnings Per Common Share" based upon the audited financial statements of the Company for such year as reported in the Company's annual report or other SEC filings excluding extraordinary gains or losses and prior to giving effect to accelerated vesting of restricted stock issued under the terms of this Plan; provided, however, that gains or losses from the sale or disposition of any asset, other than land, with a book cost in excess of ten million dollars ($10,000,000) may be excluded at the discretion of the Administrator.

     The Earnings per Share amounts set forth in Sections 5(a)(ii) will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of the Stock, or a reclassification of the Stock, and in the event of a consolidation or merger.

     (b) In the event an Employee is not employed by the Company on or prior to December 31 of any year which is immediately prior to any Vesting Date, due to voluntary termination of employment by the Employee or termination for Cause (as defined herein), all of the shares of Stock remaining to be vested with such Employee hereunder and all rights arising from such shares of Stock shall be forfeited by such Employee and returned to the Company.

     (c) For purposes of the Plan, a voluntary termination by an Employee will not be deemed to occur in the event such Employee is Constructively Terminated (as defined herein).

     (d) In the event an Employee is terminated without Cause prior to January 1, 2003, 20% of the shares of Stock awarded hereunder shall immediately vest with such Employee and the remaining shares of Stock to be vested hereunder and all rights arising from such shares of Stock shall be forfeited by such Employee and returned to the Company.

     (e) In the event there is a Change of Control (as defined herein), all shares of Stock remaining to be vested with such Employee hereunder shall immediately vest with such Employee. The Company shall immediately cause the issuance to such Employee of appropriate stock certificates representing such shares of Stock in such Employee's name in accordance with Section 6 hereof.

     (f) In the event an Employee dies, is Permanently Disabled (as defined herein), or retires after age 60 with not less than 20 years of employment by the Company, the Administrator shall have the authority, in its sole discretion, to vest such Employee (or such Employee's estate, if applicable) in as many shares of Stock as the Administrator shall deem appropriate, based upon such Employee's prior job performance.

     (g) For purposes of the Plan:

          (i) "Base Salary" shall mean an amount equal to an Employee's maximum annual base salary in effect at any time after the effective date of the Plan, excluding any incentive compensation or bonus payable or paid to an Employee.

          (ii) "Cause" means (1) an Employee's continuing willful failure to perform his duties with respect to the Company (other than as a result of total or partial incapacity due to physical or mental illness), (2) gross negligence or malfeasance by an Employee in the performance of his duties with respect to the Company, (3) an act or acts on an Employee's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by such Employee at the expense of the Company or (4) any other circumstances set forth in an employment agreement between the Company and such Employee which would constitute grounds for the Company to terminate the employment of such Employee for cause (as defined in the applicable employment agreement).

          (iii) "Change of Control" shall mean any of the following: (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group of persons (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire the common stock, $.01 par value per share (the "Common Stock"), of the Company); (ii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise whether or not the Company is the continuing or surviving entity) that results in, or that is in connection with, any person or group of persons (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), acquiring beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire the Common Stock) or of any person or group of persons (within the meaning of Section 13(d) of the Exchange Act) that possesses beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company;
     (iii) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or group of persons (within the meaning of Section 13(d) of the Exchange Act) in one transaction or a series of related transactions; provided, that a transaction where the holders of all classes of the then outstanding equity of the Company immediately prior to such transaction own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of all classes of equity of such person or group immediately after such transaction will not be a Change of Control under this clause (iii); (iv) the liquidation or dissolution of the Company; provided, that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (iii) above will not constitute a Change of Control under this clause (iv); or (v) a change in a majority of the members of the Board of Directors of the Company within a 12-month period, unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

          (iv) If the Employee is a Corporate Officer or President of Operations, "Constructively Terminated" means (1) a reduction in an amount equal to or greater than 15 percent of an Employee's Base Salary, (2) a material reduction in an Employee's job function, duties or responsibilities or (3) a required relocation of an Employee of more than 50 miles from such Employee's current job location; provided, however, that the employment with the Company or its divisions or subsidiaries of a President of

     Operations will not be deemed to be Constructively Terminated in the event he or she is required to be a Division Chairman or Division President with the Company or its divisions or subsidiaries and has job functions, duties or responsibilities of a Division Chairman or Division President and/or is required to relocate in connection with such change in position; provided, further, that the employment of an Employee will not be deemed Constructively Terminated unless such Employee actually terminates his or her employment with the Company within 60 days after the occurrence of an event specified in clause (1), (2) or (3) above.

          (v) If the Employee is a Division President, "Constructively Terminated" means a reduction in an amount equal to or greater than 15 percent of an Employee's Base Salary; provided that the employment of an Employee will not be deemed Constructively Terminated unless such Employee actually terminates his or her employment with the Company within 60 days after the reduction in Base Salary.

          (vi) "Permanently Disabled" means physical or mental incapacity of such nature that an Employee is unable to engage in or perform the principal duties of his customary employment or occupation on a continuing or sustained basis. All determinations as to the date and extent of disability of any Employee shall be made by the Administrator upon the basis of such evidence as it deems necessary or desirable.

          (vii) "Vesting Date" means the date each year, commencing in 2000 and through 2010, on which the Company releases its financial results for the previous fiscal year.

6. STOCK CERTIFICATES.

     (a) Each Employee shall receive a stock certificate reflecting the number of shares of Stock awarded hereunder. Such certificate shall be registered in the name of such Employee and shall bear the following legend:

        "The securities (the "Shares") represented by this stock certificate are restricted by the terms of the U.S. Home Corporation 1998 Key Employees Restricted Stock Plan
        ("Restricted Stock Plan"), effective as of           , 1998,
        which contains provisions affecting the rights and obligations of the holder of the Shares and restrictions on the transfer of the Shares. Any transfer of the Shares represented by this stock certificate in violation of the Restricted Stock Plan is null and void."

     (b) The Administrator may, in its sole discretion, require that the stock certificates evidencing the shares of Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of receiving the shares of Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares of Stock. If and to the extent any shares of Stock vest with an Employee in accordance with terms hereof, stock certificates for the appropriate number of unrestricted shares of Stock shall be delivered promptly to the Employee. Shares of Common Stock will not be released to an Employee unless and until the amount of federal, state or local taxes required to be withheld has been paid or satisfied. Tax withholding liabilities may be satisfied by the Employee relinquishing shares of Common Stock vested pursuant to the Plan, valued at the market price of the Common Stock on the date such shares of Common Stock are released to the Employee.

7. TERM AND EFFECTIVE DATE.

     The Plan will become effective upon (i) approval by the Board and (ii) approval by the affirmative vote of a majority of the shares of voting capital stock of the Company present or represented and entitled to vote at the 1999 annual meeting of the Company's stockholders. Subject to Section 15 hereof, the Plan shall terminate upon issuance and vesting all of the Stock issuable pursuant to the Plan.

8. TRANSFERABILITY.

     Employees shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Stock awarded hereunder prior to the vesting of such shares of Stock. Upon vesting of such shares of Stock, an

Employee will only transfer such shares of Stock in compliance with applicable federal and state securities laws. Employees who are affiliates of the Company may generally dispose of their shares in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

9. RIGHTS AS A STOCKHOLDER.

     Except as provided in Section 8 hereof or this Section 9, Employees shall have, with respect to any shares of Stock remaining to be vested hereunder, all of the rights of stockholders of the Company, including the right to vote such shares of Stock and to receive any cash dividends. Stock dividends, if any, issued with respect to such shares of Stock shall be subject to the same restrictions and other terms and conditions hereunder that apply to such shares of Stock.

10. INVESTMENT PURPOSE.

     At the time of issuance of any shares of Stock, the Administrator may, if it will deem it necessary or desirable for any reason, require an Employee to represent in writing to the Company that it is such Employee's then intention to acquire the Stock for investment purposes and not with a view to the distribution thereof.

11. RIGHT TO TERMINATE EMPLOYMENT.

     Nothing contained herein will restrict the right of the Company to terminate the employment of any Employee at any time.

12. FINALITY OF DETERMINATIONS.

     Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator will be final and be binding and conclusive for all purposes.

13. SUBSIDIARY AND PARENT CORPORATIONS.

     Unless the context requires otherwise, references under the Plan to the Company will be deemed to include any subsidiary corporations and parent corporations of the Company, as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended.

14. GOVERNING LAW.

     The Plan will be governed by the laws of the State of Delaware.

15. AMENDMENT AND TERMINATION.

     The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable, including the amendment or modification of the vesting provisions in Section 2 hereof, without the approval of the stockholders of the Company, except to the extent that such stockholder approval is required under applicable law or the Board determines that such approval is necessary or desirable in order to ensure that the stock granted hereunder qualifies under any applicable section of the Internal Revenue Code or the Exchange Act; provided, however, that no amendment, modification or termination of the Plan may (A) adversely affect any unvested shares theretofore issued under the Plan without the consent of the Employee to whom such shares were issued or (B) modify the allocation of shares issued to the employees designated by the Administrator.

16. OVERRIDE.

     (a) With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

     (b) All transactions pursuant to terms of the Plan, including, without limitation, awards and vesting of Stock, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Administrator may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.

                                   SCHEDULE A

       CORPORATE OFFICERS           PRESIDENTS OF OPERATIONS
       ------------------           ------------------------
Robert J. Strudler                  Sam B. Crimaldi
Isaac Heimbinder                    James R. Petty
Gary L. Frueh                       Christopher B. Rediger
Craig M. Johnson                    Michael T. Richardson
Thomas A. Napoli                    Philip J. Walsh III
Frank E Matthews
Chester P. Sadowski
Richard G. Slaughter
Kelly F. Somoza

   DIVISION PRESIDENTS:
   --------------------
Gary W. Aalen               Mountain Ops Land           Gene E. Lanton          Central Florida
Robert T. Allegra           Sarasota/Manatee            Charles D. Lindsay      Houston
Philip F. Barber            Shenandoah Valley Land      Michael J. Lutz         Central California
Brian W. Bombeck            Sacramento Land             Darin L. McMurray       Lee/Collier
W. George Breen             New Jersey Land             James G. Migliore       Ohio
Steven L. Craddock          Tucson                      Francine A. Miller      Central Florida
James E. Curry              South Florida Land          James R. Neilson        Thompson
George A. d'Hemecourt       Dallas/Ft. Worth            Richard L. Noble        Colorado Springs
Rory Dickens                D.C                         John A. Sellinger       Central Florida
Francis J. Dolan            Orlando                     Frederick J. Sikorski   Central Florida
Robert F. Fertig            North Florida               Paul D. Sims            Houston
Barry G. Grant              Phoenix                     Robert L. Sithens       Ohio
Steve T. Hackney            Las Vegas                   Gregory A. Snyder       New Jersey
Sherman S. Haggerty         Sacramento                  Dale W. Stotts          Dallas/Ft. Worth
Andrew G. Irick II          Central Florida Land        Gust J. Valantasis      Orlando
Jan Knibbe                  Denver                      Joe L. Weathersby       South Texas
                                                        Jeffrey H. Whiton       Colorado

                             STOCKHOLDER PROPOSALS

        Proposals by Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2000 ("2000 Annual Meeting') must be received by the Company on or before November 13, 1999 and otherwise be made in accordance with the By-Laws in order to be included in the Proxy Statement and Proxy for that meeting. Proxies solicited on behalf of the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2000 Annual Meeting, unless the Secretary of the Company receives written notice on or before January 22, 2000, that such stockholder intends to submit a proposal at such meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON.

                                           On Behalf of the Board of Directors


                                           RICHARD G. SLAUGHTER
                                           Secretary
Houston, Texas
March 12, 1999